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                                                               Exhibit Number 99

Company Contact:       Press Contact:           Investor Relations Contact:

Shmuel BenTov          Joe Berwanger            Leon Berman
TACT                   environments.com         Makovsky & Company
(212) 979-1010         (212) 962-8485           (212) 508-9641
sbentov@tact.com       joe@environments.com     lberman@makovsky.com
                                                --------------------


      TACT Announces Multi-Million Dollar Investment By Group of Investors

             LED BY YOSSI VARDI, POLARIS, SFK GROUP AND ARISON GROUP

     - Investment To Drive Transition of TACT Into Majore-Services Company -

NEW YORK (March 20, 2000) -- The A Consulting Team, Inc. (Nasdaq Symbol: TACX), a leading provider of e-services to Fortune 1000 clients, today announced that a group of investors, which included Dr. Yossi Vardi, DS Polaris on behalf of certain funds, SFK Group and Arison Group, yesterday purchased an aggregate 392,857 shares of Common Stock at $7.00 per share for a total of $2.75 million payable pursuant to a 30-day promissory obligation. The closing price of TACT's Common Stock on March 17, 2000 was $5.1875 per share. The purchasers also received a 60-day option to purchase up to an additional 607,143 shares at $7.00 per share and a two-year option to purchase up to 1,000,000 shares at $13.00 per share. TACT has 5,485,000 shares of Common Stock outstanding.

Dr. Yossi Vardi, a well-known Israeli business leader and entrepreneur who was the founding investor in Mirabilis, the creator of ICQ, which was recently sold to AOL, stated: "TACT's talent and experience dealing with Fortune 1000 clients gives TACT the ability to exploit opportunities in e-commerce and the exploding B2B market."

DS Polaris Group is led by Chemi Peres, the Managing General Partner and Founder of Polaris Venture Capital, one of the pioneers of the venture capital industry in Israel.

SFK Group is part of the Shrem, Fudim, Kelner Group which is recognized as one of the leading finance houses in Israel.

Arison Group is part of the Arison Family's holdings. The Arison Group is one of the largest investment groups in Israel concentrating its core activities on four carefully selected sectors: banking (investment in Bank Hapoalim, the largest bank in Israel); real estate and construction; communications, and high-tech (investments encompass software, communications solutions, medical equipment, biotechnology and electronics).

      "These investors are among the most well-respected investors in Israel and we are thrilled to have them become shareholders of TACT. We view this investment as integral to our continuing transformation of TACT into a leading e-services provider. We have developed a powerful e-commerce offering with the technology talent of TACT and the
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      strategic planning, digital design and Internet technology offerings of our subsidiary, T3 Media, a leading e-services provider (www.t3media.com)." stated: Shmuel BenTov, the Founder, Chairman, and CEO of TACT.

About TACT

TACT provides full e-services from web strategy and design through web development and integration, to web application hosting to a broad range of Fortune 1000 companies and other large organizations. TACT also provides the same markets with enterprise-wide Information Technology consulting, software and training services and solutions. TACT owns 51% of T3 Media, an e-business web integrator, and a minority interest in LightPC.com, an application service provider ("ASP") offering its business partners and content providers the ability to quickly and easily deliver the latest software applications to their end-users online. Visit TACT's home page at www.tact.com.

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995: Statements made in this press release which are not historical facts, including those that refer to TACT plans, beliefs and intentions, are "forward-looking statements" that involve risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from the forward-looking statements, and include, but are not limited to, TACT's ability to scale its existing and any new businesses. For a more complete description of the risks that apply to TACT's business, please refer to the Company's filings with the Securities and Exchange Commission. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under Risk Factors and elsewhere in the Company's Annual Report on Form 10-K with the Securities and Exchange Commission on March 31, 1999.

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